EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-44867) of Regis Corporation of our report dated September 9, 2002, relating to the financial statements of the Regis Corporation 1991 Contributory Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
September 20, 2002

15